FIFTH AMENDMENT TO LOAN AGREEMENT

This FIFTH AMENDMENT TO LOAN AGREEMENT (hereinafter, the “Fifth Amendment”) is dated as of June 29, 2006, by and among BANK OF AMERICA, N.A., a national banking association having an address at IL1-231-10-35, 231 South LaSalle Street, Chicago, Illinois 60697, as Administrative Agent (hereinafter, the “Administrative Agent”), BANK OF AMERICA, N.A., COMMERZBANK AG NEW YORK BRANCH, a lending institution having an address at 2 World Financial Center, New York, New York 10281, PB CAPITAL CORPORATION, a lending institution having an address at 230 Park Avenue, 19th Floor, New York, New York 10169, MANUFACTURERS AND TRADERS TRUST COMPANY, a lending institution having an address at One M & T Plaza, Buffalo, New York 14240, SOVEREIGN BANK, a lending institution having an address at 75 State Street, Boston, Massachusetts 02109, RAYMOND JAMES BANK, FSB, a lending institution having an address at 710 Carillon Parkway, St. Petersburg, Florida 33716, CITIZENS BANK OF PENNSYLVANIA, a lending institution having an address at 3025 Chemical Road 194-0245, Suite 245, Plymouth Meeting, Pennsylvania 19462, KEYBANK, NATIONAL ASSOCIATION, a lending institution having an address at 225 Franklin Street, 18th Floor, Boston, Massachusetts, 02110, LASALLE BANK NATIONAL ASSOCIATION, a lending institution having an address at 135 S. LaSalle Street, Chicago, Illinois, 60603, and the other lending institutions which are or may hereafter become parties to the Loan Agreement (as defined below), as the Lenders (collectively, the “Lenders”), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership having an address at 44 South Bayles Avenue, Port Washington, New York 11050, as the Borrower (hereinafter, the “Borrower”). All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms and set forth under the Loan Agreement.

BACKGROUND

WHEREAS, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., Commerzbank AG New York Branch, PB Capital Corporation, Manufacturers and Traders Trust Company, Sovereign Bank, Raymond James Bank, FSB and Citizens Bank of Pennsylvania, as the lenders (hereinafter, the “Original Lenders”), and Borrower entered into a certain loan arrangement (hereinafter, the “Loan Arrangement”) evidenced by, among other documents, instruments and agreements, that certain Loan Agreement dated as of January 30, 2004, as amended by that certain First Amendment to Loan Agreement dated as of June 16, 2004, that certain Second Amendment to Loan Agreement dated as of November 2, 2004, that certain Third Amendment to Loan Agreement dated as of January 28, 2005, and that certain Fourth Amendment to Loan Agreement dated as of December 16, 2005 (hereinafter, collectively, the “Loan Agreement”), and those certain promissory notes dated as of December 16, 2005 executed by the Borrower in favor of the Lenders in the original aggregate principal amount of $200,000,000.00 (hereinafter, individually and collectively, the “Note”);

WHEREAS, the Administrative Agent, Lenders and Borrower have agreed to amend the Loan Agreement as more particularly set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Administrative Agent, Lenders and Borrower as follows:

1.	The definition of the term “Established Loan Amount” is hereby deleted in its entirety and shall be replaced by the following:

“Established Loan Amount shall mean, as of June 29, 2006, Two Hundred Twenty Five Million Dollars ($225,000,000.00).”

2.	The definition of the term “Implied Loan Amount” is hereby amended by deleting the reference therein to “1.50 to 1.00” and replacing same with “1.35 to 1.00”.
3.	The definition of the term “Note” is hereby deleted in its entirety and shall be replaced with the following:

“Note shall mean, collectively, the Amended and Restated Promissory Notes and the Promissory Notes dated December 16, 2005, and June 29, 2006, as applicable, payable to each Lender in the aggregate original principal amount of the Established Loan Amount.”

4.	The Loan Agreement is hereby amended by inserting new section 15.18 as follows:

“15.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction completed hereby, the Borrower and each other Loan Party acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and Banc of America Securities LLC (the “Arranger”), on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); and (ii) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.”

5.

The Borrower hereby ratifies, confirms, and reaffirms all of the terms and conditions of the Loan Agreement, and all of the other documents, instruments, and agreements evidencing the Loan Arrangement including, without limitation, the Note. The Borrower further acknowledges and agrees that all of the terms and conditions of the Loan Arrangement shall remain in full force and effect except as expressly provided in this Fifth Amendment. No novation of the indebtedness evidenced by the Note, the Loan Agreement or any other Loan Document shall occur as a result of the execution of this Fifth Amendment.

6.

Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

7.

This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Fifth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

8.

The Loan Agreement, as amended by this Fifth Amendment, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written communications.

9.

The Borrower acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Administrative Agent or the Lenders with respect to any of the Borrower’s liabilities and obligations to the Administrative Agent or the Lenders under the Loan Arrangement, and to the extent that the Borrower has any such claims under the Loan Arrangement, the Borrower affirmatively WAIVES and RENOUNCES such claims as of the date hereof.

10.	Conditions Precedent. This Fifth Amendment shall become effective as of the date first above written, as such time when all of the following conditions are satisfied:
a.	All Lenders shall have executed this Fifth Amendment.
b.	The Borrower shall have executed this Fifth Amendment.
c.

The Lenders shall have received such executed resolutions, secretary’s certificates and certificates of legal existence as the Administrative Agent may specify all in form and substance satisfactory to the Administrative Agent and its counsel.

d.

The Lenders shall have received such legal opinions for the Borrower and such other parties as the Administrative Agent may require, all in form and substance satisfactory to the Administrative Agent and its counsel.

e.	The Borrower shall have paid the fees, costs and expenses of the Administrative Agent’s counsel in connection with this Fifth Amendment.

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IN WITNESS WHEREOF, this Fifth Amendment has been executed as a sealed instrument as of the date first set forth above.

BORROWER:

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership
By:	Cedar Shopping Centers, Inc.,
its general partner
	By:	/s/ Brenda J. Walker

	Name:	Brenda J. Walker
	Title:	Vice President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.
By:	/s/ Mark A. Mokelke

Name:	Mark A. Mokelke
Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A.
By:	/s/ Mark A. Mokelke

Name:	Mark A. Mokelke
Title:	Vice President

COMMERZBANK AG NEW YORK BRANCH
By:	/s/ Terrence P. Sweeney

Name:	Terrence P. Sweeney
Title:	Senior Vice President

By:	/s/ Jürgen Boysen

Name:	Jürgen Boysen
Title:	Senior Vice President

PB CAPITAL CORPORATION
By:	/s/ Olivia Lam	By:	/s/ Michael J. Rodgers

Name:	Olivia Lam	Name:	Michael J. Rodgers
Title:	Assistant Vice President	Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Peter J. Ostrowski

Name:	Peter J. Ostrowski
Title:	Vice President

SOVEREIGN BANK
By:	/s/ T. Gregory Donohue

Name:	T. Gregory Donohue
Title:	Senior Vice President

RAYMOND JAMES BANK, FSB
By:	/s/ Thomas Macina

Name:	Thomas Macina
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA
By:	/s/ Robert L. Schopf

Name:	Robert L. Schopf
Title:	Vice President

KEYBANK, NATIONAL ASSOCIATION
By:	/s/ Gregory W. Lane

Name:	Gregory W. Lane
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Robert E. Goeckel

Name:	Robert E. Goeckel
Title:	Vice President